UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2013

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle

Suite 3500

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act.

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01  Entry into a Material Definitive Agreement.

On December 27, 2013, Omega Healthcare Investors, Inc. (“Omega”) entered into a new $200 million senior unsecured, deferred draw, term loan facility (the “2013 Term Loan Facility”). The 2013 Term Loan Facility matures on February 29, 2016.

The 2013 Term Loan Facility is being provided pursuant to a Credit Agreement, dated as of December 27, 2013 (the “2013 Credit Agreement”), among Omega, as borrower, certain of Omega’s subsidiaries identified in the 2013 Credit Agreement, as guarantors, Bank of America, N.A., as the initial lender (together with other lenders from time to time becoming signatory to the 2013 Credit Agreement, as lenders, the “2013 Term Lenders”), and Bank of America, N.A., as administrative agent for the 2013 Term Lenders. Omega’s obligations in connection with the 2013 Term Loan Facility are jointly and severally guaranteed by Omega’s current subsidiaries (other than those designated as “unrestricted subsidiaries”) for the benefit of the administrative agent and the 2013 Term Lenders. Additional subsidiaries created or acquired by Omega in the future (unless designated as unrestricted subsidiaries) will also be required to guarantee Omega’s obligations in connection with the 2013 Term Loan Facility, if such future subsidiaries own unencumbered real property or guarantee other unsecured funded debt (including but not limited to Omega’s unsecured senior notes and Omega’s 2012 senior unsecured revolving credit and term loan facilities).

No borrowings have yet been made by Omega under the 2013 Term Loan Facility. Proceeds of future such borrowings may be used only to finance general corporate working capital (including repayment of existing indebtedness, asset acquisitions, acquiring or improving income producing healthcare facilities, and investments incidental or related to such purposes), capital expenditures or other corporate purposes of Omega and its subsidiaries that guarantee the 2013 Term Loan Facility. Omega currently anticipates drawing on the 2013 Term Loan Facility early in 2014 to repay outstanding borrowings under Omega’s 2012 senior unsecured revolving credit facility.

From time to time, certain of the 2013 Term Lenders, their affiliates and/or their predecessors have provided commercial banking, investment banking and other financial advisory services to Omega or served as underwriters or sales agents for offerings of Omega’s equity or debt, for which they have received customary fees. Such services have included affiliates of certain of the 2013 Term Lenders serving as lenders under Omega’s 2012 senior unsecured revolving credit and term loan facilities. Assuming Omega repays borrowings under Omega’s 2012 senior unsecured revolving credit facility with proceeds from borrowings under the 2013 Term Loan Facility, such lenders would receive a portion of such proceeds. Affiliates of certain of the 2013 Term Lenders have served as sales agents under Omega’s at-the-market Equity Shelf Program. The 2013 Term Lenders and their affiliates may, from time to time in the future, engage in transactions with and perform services for Omega in the ordinary course of business.

The material terms of the 2013 Credit Agreement are as follows:

Term Loan Advances and Repayment. Subject to its satisfaction of customary drawing conditions, Omega has the right to draw under the 2013 Term Loan Facility up to three times until February 28, 2014, or until such earlier date as the 2013 Term Loan Facility has been fully advanced or is terminated (the “Term Loan Commitment Period”). Any undrawn portion of the term loan commitment will terminate upon the expiration of the Term Loan Commitment Period and cease to be available. The principal amount advanced under the 2013 Term Loan Facility does not amortize, and is due and payable in full on February 29, 2016.

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Interest Rates and Fees. The interest rates per annum applicable to the 2013 Term Loan Facility are (a) the reserve adjusted LIBOR Rate (the “Eurodollar Rate” or “Eurodollar”), plus the applicable margin (as described below) or, at our option, (b) the base rate, plus the applicable margin (as described below), with the base rate being equal to the highest of (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50% and (iii) the Eurodollar Rate determined on such day for a Eurodollar Loan with an interest period of one month plus 1.0%, in each case. The applicable margins with respect to the 2013 Term Loan Facility are determined in accordance with a performance grid based on our investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to Omega’s non-credit-enhanced, senior unsecured long-term debt. The applicable margin for the 2013 Term Loan Facility may range from 2.30% to 1.10% in the case of Eurodollar advances, and from 1.30% to 0.10% in the case of base rate advances. The default rate on the 2013 Term Loan Facility is 2.0% above the interest rate otherwise applicable to base rate loans. We are also obligated to pay an unused fee on the undrawn portion of the 2013 Term Loan Facility to the 2013 Term Lenders equal to 0.30% per annum on the unused portion of the 2013 Term Loan Facility during the Term Loan Commitment Period.

Prepayments; Reduction or Termination of Commitments. We may prepay the 2013 Term Loan Facility at any time in whole or in part, or reduce or terminate the term loan commitment under the 2013 Term Loan Facility, in each case without fees or penalty. Principal amounts prepaid or repaid under the 2013 Term Loan Facility may not be reborrowed.

Covenants. The 2013 Credit Agreement contains customary affirmative and negative covenants, including, without limitation, limitations on indebtedness; limitations on investments; limitations on liens; limitations on mergers and consolidations; limitations on sales of assets; limitations on transactions with affiliates; limitations on negative pledges; limitations on prepayment of debt; limitations on use of proceeds; limitations on changes in lines of business; limitations on repurchases of Omega capital stock if a default or event of default exists; and maintenance of real estate investment trust (“REIT”) status. In addition, the 2013 Credit Agreement contains financial covenants, including, without limitation, those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, minimum unsecured debt yield, minimum unsecured interest coverage and maximum distributions.

Events of Default. The 2013 Credit Agreement includes customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of REIT status.

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Right to Increase Maximum Borrowings. Pursuant to the terms and subject to the conditions of the 2013 Credit Agreement, the 2013 Term Lenders have agreed that Omega may add one or more incremental tranches of term loans to the 2013 Term Loan Facility in an aggregate principal amount of all such incremental tranches of term loans not to exceed $200 million.

Guarantees. Omega’s current subsidiaries that are not unrestricted subsidiaries under the 2013 Credit Agreement (with the exception of sixty three recently created or acquired subsidiaries which are required to become guarantors of the 2013 Term Loan Facility by the earlier of February 28, 2014, and the date on which such subsidiaries guarantee any other unsecured funded debt) jointly and severally guarantee Omega’s obligations in connection with the 2013 Term Loan Facility on an unsecured basis. Additional subsidiaries created or acquired by Omega in the future (unless designated as unrestricted subsidiaries) will also be required similarly to guarantee Omega’s obligations in connection with the 2013 Term Loan Facility, if such future subsidiaries own unencumbered real property or guarantee other unsecured funded debt (including, but not limited to, Omega’s unsecured senior notes and Omega’s 2012 senior unsecured revolving credit and term loan facilities).

The 2013 Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of December 27, 2013, among Omega Healthcare Investors, Inc., certain subsidiaries of Omega Healthcare Investors, Inc. identified therein as guarantors, the lenders named therein and Bank of America, N.A., as administrative agent for such lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC. (Registrant)

Dated: January 3, 2014	By:	/s/	C. Taylor Pickett
C. Taylor Pickett President and Chief Executive Officer